                        PRESS RELEASE

9 Meters Biopharma Appoints Bethany Sensenig as Chief Financial Officer

Formerly served as VP of Finance and Commercial Operations at Biogen with 20+ years of business and strategic financial leadership experience

RALEIGH, NC / ACCESSWIRE / January 18, 2021 / 9 Meters Biopharma, Inc. (NASDAQ: NMTR), a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases, announced today the Company has appointed Bethany Sensenig, MBA, CMA, as Chief Financial Officer.

“We’re very pleased to have Ms. Sensenig join the 9 Meters team as Chief Financial Officer with over twenty years of business and strategic financial leadership experience at both early-stage and large biotechnology companies,” said John Temperato, President & Chief Executive Officer. “Her skill sets and financial acumen in strategically driving growth and profitability for companies will be especially valuable as we work to progress our advanced pipeline products toward commercialization in the coming years. As we welcome Ms. Sensenig, we’d like to thank 9 Meters’ inaugural Chief Financial Officer, Ed Sitar, for his outstanding contributions to the Company through its formation and early growth phase and wish him the best with his future endeavors.”

Ms. Sensenig added, “I’m thrilled to be a part of 9 Meters’ mission of bringing long-needed treatments to patients with gastrointestinal disorders. As the Company works to advance its lead candidates for short bowel syndrome and celiac disease, I look forward to leveraging my experience in financial management and capital markets, business development, and commercial and manufacturing operations to support the Company’s evolution and help ensure adequate capitalization and optimal profitability for 9 Meters.”

Ms. Sensenig spent thirteen years at Biogen, Inc., a multinational biotechnology company, where she held several positions of increasing responsibility, the latest of which was Vice President of Finance and Commercial Operations. Ms. Sensenig most recently comes to 9 Meters from Minovia Therapeutics, Ltd., a clinical-stage biotech company, where she served as CFO and Head of U.S. Operations. There she played a critical, global leadership role building the company’s business and financing strategy. Previously Ms. Sensenig has played key roles in numerous transactions and acquisition-related deals totaling over $2 billion across Biogen and Minovia and had accountability for upwards of $1 billion in annual revenue in specialty medicine and rare disease products across 30 countries spanning the U.S., Asia-Pacific, Latin America and Europe. Earlier in her career, Ms. Sensenig held financial management and analyst roles at Merck & Co. Inc. and Nexus Technologies, Inc. Ms. Sensenig holds a Bachelor of Science in Accounting and Business Management from Montreat College, a Master of Business Administration from Western Carolina University and is a Certified Management Accountant.

About 9 Meters Biopharma

9 Meters Biopharma is a clinical-stage company pioneering novel treatments for people with rare digestive diseases, GI conditions with unmet needs, and debilitating disorders in which the biology of the gut is a contributing factor. The Company is advancing vurolenatide, a proprietary Phase 2 long-acting GLP-1 agonist, for short bowel syndrome (SBS), larazotide, a Phase 3 tight junction regulator in non-responsive celiac disease, and several near clinical-stage assets.

For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-looking Statements

This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs,

                        PRESS RELEASE
expectations, strategies, predictions, anticipated milestones and any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: our ability to recruit, integrate and retain qualified personnel; uncertainties associated with the clinical development and regulatory approval of product candidates; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; reliance on research and development partners; the impact of COVID-19 on our operations, enrollment in and timing of clinical trials; risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; reliance on collaborators; and risks associated with acquiring and developing additional compounds. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, Form 10-Q for the quarter ended September 30, 2021, and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Contacts
Al Medwar
Investor Relations
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media Contact
Veronica Eames
LifeSci Communications, LLC
veames@lifescicomms.com
203-942-4626

SOURCE: 9 Meters Biopharma